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                                                                    Exhibit 99.1


Company Contact
Mary P. Sundeen
Executive Director, Corporate Communications
(240) 632-5533
(240) 372-7194
msundeen@genvec.com (mailto:msundeen@genvec.com)

   GENVEC ANNOUNCES END OF PFIZER PARTNERSHIP FOR DEVELOPMENT OF BIOBYPASS(R)

  GENVEC INTENDS TO TAKE BIOBYPASS(R) INTO PHASE III CLINICAL TRIALS NEXT YEAR


                  GAITHERSBURG, MD (January 24, 2002) - GenVec, Inc.

(Nasdaq:GNVC), a biopharmaceutical company developing gene-based medicines, today announced that Pfizer, Inc. has elected to discontinue co-development of BioBypass with GenVec. As a result, Pfizer returns its development and commercialization rights in BioBypass(R) to GenVec and will not share in any royalties from potential future sales. Both GenVec and Pfizer management emphasized that the decision to end the partnership was based upon business considerations and not on data from the ongoing Phase II clinical trials of BioBypass(R) in coronary artery disease and peripheral vascular disease.

         Pfizer will maintain responsibility for costs associated with the ongoing Phase II clinical trials of BioBypass(R) over the next 6 months, including the costs relating to the successful transfer of the trials to GenVec.

         Dr. Paul H. Fischer, GenVec's President and Chief Executive Officer stated, "GenVec and Pfizer have successfully moved BioBypass(R) into late-stage Phase II clinical trials for two indications, coronary artery disease and peripheral vascular disease. Now,



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and over the next six months, we will work closely with Pfizer to successfully transfer the ongoing clinical trials to GenVec." Dr. Fischer continued, "Neither Pfizer, nor GenVec, has seen the blinded data from these Phase II clinical trials, though we expect to have our first access to the data in the second half of this year. If those data show clinical benefit, GenVec plans to take full advantage of its ownership of BioBypass."

         GenVec will hold a conference call for investors and analysts at 10:00am Eastern Standard Time on Thursday, January 24, 2002. To access the live conference call, please dial 800-576-8929 from within the U.S. and Canada, or 706-679-0624 for international callers, approximately five to ten minutes prior to the start of the call. The conference leader will be Dr. Paul H. Fischer. The call will also be available in listen-only mode through the Company's web site at WWW.GENVEC.COM. A replay will be available for 30 days beginning approximately two hours after the conference ends.

          GenVec is a publicly held biotechnology company focused on the development and commercialization of novel gene-based therapies that produce medically beneficial proteins at the site of disease. The company combines its patented gene transfer technologies with proprietary therapeutic genes to create product candidates, including BioBypass(R) angiogen for cardiovascular disease, TNFerade(TM) for oncology and AdPEDF for ophthalmology. Additional information on GenVec is available at its web site located at WWW.GENVEC.COM and in the company's various filings with the Securities and Exchange Commission.


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         Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend,"
"estimate," "assume," "plan," "outlook," "prospect," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical experience: risks relating to the early stage of product candidates under development, risks relating to GenVec's ability to identify and enter into agreements with potential collaborative partners, uncertainties relating to clinical trials, dependence on third parties, future capital needs, and risks relating to the commercialization, if any, of GenVec's proposed product candidates (such as marketing, regulatory, patent, product liability, supply, competition and other risks). GenVec's SEC reports identify additional factors that can affect forward-looking statements. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.


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